Exhibit 4.1

CERTIFICATE OF INCORPORATION

               We, the undersigned, desiring to form a corporation under the provisions of Chapter 10096, Acts of the Legislature of the State of Florida, 1925, and all Acts amendatory thereto, hereby make, subscribe and acknowledge before a Notary Public and file with the Secretary of State of the State of Florida certificate of Incorporation as follows:

ARTICLE I.

               The name of the proposed corporation shall be ALSON MFG. CO., its business may be carried on throughout the State of Florida and the United States of America as may be authorized by its Board of Directors.

ARTICLE II.

The general nature of the business of the corporation shall be as follows:

               To manufacture, erect and install prefabricated porches; to manufacture, erect and install kitchen cabinets and all types of steel shelving and other metal cabinets; to manufacture, assemble and install air conditioners and to repair and service all of the above and to sell the above, and to act as consultants on any of the above, both in the upkeep and servicing of all kinds of equipment, mechanical, electrical, hydraulic and other kindred items; to buy and sell land and buildings; to erect buildings thereon, to acquire leases, and otherwise acquire, own, use and dispose of property of all kinds, real, personal or mixed; to borrow money and give security for same, to give mortgages upon the assets of this corporation when deemed by the Board of Directors expedient so to do and for the performance of such other things as the Board of Directors may deem necessary and proper for the furtherance of the interests of this corporation in the exercise of the powers herein enumerated.

ARTICLE III.

               The maximum number of shares of stock which this corporation shall have outstanding at any time shall be fifty (50) shares, each of which shall be of no par value, and each of which shall be issued fully paid and non-assessable, and shall be payable in lawful money of the United States of America or in services or property at a just valuation to be fixed by the Directors of the corporation, at the organization meeting, or any other meeting held for that purpose.

ARTICLE IV

The amount of capital with which this corporation shall begin business will be FIVE HUNDRED ($500.00) DOLLARS.

ARTICLE V

This corporation shall have perpetual existence.

ARTICLE VI.

The principal place of business of this corporation shall be in the City of Miami, Dade County, Florida, or any other City, County or State which the Board of Directors may authorize.

ARTICLE VII

The Board of Directors of this corporation shall consist of not less than three (3) and not more than five (5) directors.

ARTICLE VIII

               The names and post office addresses of the First Board of Directors of this corporation, who shall hold office for the first year of its existence, or until their successors are elected and qualified, are as follows:

DANIEL NEAL HELLER, 239 Shoreland Bldg., Miami, Fla.
Catherine P. O'Brien, 239 Shoreland Bldg., Miami, Fla.
HERBERT M. KLEIN, 239 Shoreland Bldg., Miami, Fla.

ARTICLE IX

The names and post office addresses of the subscribers to this Certificate of Incorporation, and the number of shares each agree to take are as follows:

DANIEL NEAL HELLER, 239 Shoreland Bldg., Miami, Fla. 1 share
CATHERINE P. O'BRIEN, 239 Shoreland Bldg., Miami, Fla. 1 share
HERBERT M. KLEIN, 239 Shoreland Bldg., Miami, Fla. 1 share

ARTICLE X

               The management and control of the business of the corporation shall be conducted under the direction of the Board of Directors of the following officers, who shall be elected by the Board of Directors, to wit, a President, one or more Vice-Presidents, a Treasurer and a Secretary, provided that any one or more of said offices may be held by the same person, except that the office of President shall not be held by the Secretary, or Assistant Secretary of the corporation.

IN WITNESS WHEREOF, the incorporators have hereunto set their respective hands and seals this 30th day of September, 1953.

/s/ Daniel Neal Heller (SEAL)

/s/ Catherine P. O'Brien (SEAL)

/s/ Herbert M. Klein (SEAL)

STATE OF FLORIDA )
) SS
COUNTY OF DADE )

               I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgements, DANIEL NEAL HELLER, CATHERINE P. O'BRIEN, and HERBERT M. KLEIN, to me well known to be the persons ascribed in and who executed the foregoing instrument, and they acknowledged before me that they executed the same freely and voluntarily for the purposes therein expressed.

WITNESS my hand and official seal at Miami, County of Dade and State of Florida, this 30th day of September, 1953.

/s/ Lisa M. Perry
NOTARY PUBLIC State of Florida at Large
My commission expires: 9-16-56

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ALSON MFG. CO.

ALSON MFG. CO., a Florida corporation, under its corporate seal and the hands of its President, LARRY GARBETT and Secretary ANNE COWLEY, hereby certifies that:

I.
The Board of Directors of said corporation at a meeting called and held on July 17, 1961, adopted the following resolutions:

               BE IT RESOLVED by the Board of Directors of ALSON MFG. CO., that said Board deems it advisable and hereby declares it to be advisable that Article III of the Certificate of Incorporation be amended so as to read as follows:

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Five Hundred Thousand (500,000) shares of Common voting stock of the par value of $.01 per share.

               BE IT FURTHER RESOLVED by the Board of Directors of ALSON MFG. CO., that said Board deems it advisable and hereby declares it to be advisable that Article VII of the Certificate of Incorporation be amended so as to read as follows:

The number of its directors shall be not less than three but the by-laws may provide for an increase in the number of directors.

               BE IT FURTHER RESOLVED by the Board of Directors of ALSON MFG. CO., that the said Board deems it advisable and hereby declares it to be advisable to amend the Certificate of Incorporation of the corporation by the addition of Articles XI, XII and XIII, each Article reading as follows:

ARTICLE XI: No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE XII: The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-laws, agreement, vote of stockholders, or otherwise. The right of indemnification hereinabove stated shall under no circumstances extend to or include indemnification for liabilities arising under the Securities Act of 1933, as amended.

ARTICLE XIII: No contract or other transaction between the corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation is or are interested in or is a director or officer, or are directors or officers of such other corporation, or a member of such firm, and any director or directors, or officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract, or transaction, of this corporation or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or directors, or officer or officers, of this corporation is a party, or are parties, to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in anywise interested.

               BE IT FURTHER RESOLVED by the Board of Directors that a special meeting of the stockholders of record entitled to vote for the consideration of said amendments be, and the same is hereby called to be held in Miami, Florida, on August 14, 1961 at 10 o'clock in the forenoon.

II.

               The meeting of the stockholders of the corporation called to be held by the Board of Directors, as aforesaid, was held on August 2, 1961, and at said meeting of the stockholders said amendments to the Certificate of Incorporation were duly adopted by the unanimous vote of all the stockholders,

               IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary, this, the 16th day of August, 1961.

ALSON MFG. CO.

By /s/ Larry Garbett
President
ATTEST:

/s/ Anne Cowley Garbett
Secretary

STATE OF FLORIDA )
SS:
COUNTY OF DADE )

               On this day personally appeared before me, the undersigned officer duly authorized by the laws of the State of Florida to take acknowledgments, LARRY GARBETT, President of ALSON MFG. CO., a Florida corporation, and acknowledged that he executed the above and foregoing Certificate of Amendment as such officer for and on behalf of such corporation after having been duly authorized to do so; also personally appeared before me, at the same time, ANNE COWLEY GARBETT, Secretary of said corporation, and acknowledged that she attested the foregoing Certificate of Amendment as such officer for and on behalf of said corporation after having been duly authorized to do so.

WITNESS my hand and official seal at Miami, Dade County, Florida, this 16 day of August, 1961.

/s/
Notary Public, State of Florida at Large

My Commission expires: Jan. 15, 1965

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
ALSON MFG. CO.

ALSON MFG. CO. , a Florida corporation, under its corporate seal and the hands of its President, LAWRENCE GARBETT, end its Secretary, DONALD GARBETT, hereby certifies that:

The Board of Directors and all Stockholders of said Corporation, at a Joint Meeting duly called In Miami, Florida, on January 13, 1969, unanimously adopted the following resolutions:

RESOLVED: That Article I of the Certificate of Incorporation of ALSON MFG. CO. be deleted in its entirety and the following be substituted therefor:

ARTICLE I

"That the name of this corporation is:

ALSON MFG. CO., INC.

RESOLVED: That Article II of the Certificate of Incorporation be deleted in its entirety and the following be substituted therefor:

ARTICLE II

"That the general nature of the business to be transacted by this Corporation shall be as follows:

A.

To design, manufacture, fabricate, acquire, buy, sell, and in any manner dispose of, lease, repair, erect, connect, install and generally deal and trade in and with lighting fixtures, electrical fixtures, electrical lighting fixtures, electric machinery, electric devices and general electric equipment, appliances, specialties, merchandise, parts, supplies and materials of every nature and description, and to design, manufacture, fabricate, acquire, buy, sell and dispose of in any manner, and generally deal in any and all machinery, equipment, apparatus, articles, goods, wares and merchandise suitable in connection with the foregoing objects.

B.

To acquire, by purchase or otherwise, for investment or resale, and to own, operate, subdivide, map or plat, lease, let, mortgage and sell, or otherwise dispose of, for cash or on credit, by conveyance, agreement for deed, or other appropriate instrument, and generally, to deal and traffic as the owner, or as agent or broker, in real, personal and mixed property, and any interest or estate therein, including subdivisions, hotels, apartment houses or business houses, factories and warehouses, residences, estates and manufacturing sites and any lot or parcel of land upon which they are located; and to create, own, lease, sell, operate and deal in freehold and leasehold estates of any and all character whatsoever, and in connection therewith, to own, lease and operate auto-bus lines or other means of conveyance; and to manufacture, buy, sell, exchange, and generally, for cash or on credit, to deal at wholesale or at retail, as agent, broker or owner, in goods, wares, and merchandise, and other personal property of all description whatsoever.

C.

To engage in the business of a contractor and builder, and to erect, plan, outline and conceive of all manner of structures, and to do all and every act necessary and consistent with the work of a contractor and builder.

D.

To carry on business in the United States or elsewhere, as factors, agents, commission merchants or merchants to buy, sell, manipulate and deal in, at wholesale or at retail, any merchandise, goods, wares, products and commodities of every sort, kind or description, and to carry on any other business, whether manufacturing or otherwise, which can be conveniently carried on with any of the corporation's objects; to open stores, offices or agencies throughout the United States or elsewhere, or to allow or cause the legal estate and interest in any properties or business required, acquired, established or carried on by the corporation to remain in or to be vested in the name of, or carried on by any other corporation formed or to be formed, and either upon trust for, or as agents or nominees of this corporation, and to manage the affairs or take over and carry on the business of any such other corporation formed or to be formed, and to exercise all or any of the powers of any such corporation, or of holders of shares of stock or securities thereof, and to receive and to distribute as profits the dividends and interest on such shares of stock and securities; to purchase or otherwise acquire and undertake, all or any part of the business, property and liabilities of any persons or corporations, to carry on any kind of business which this corporation is authorized to carry on; to enter into partnership or take or make any arrangement for sharing profits, union of interests, reciprocal concessions, or cooperate with any person or corporation carrying on or about to carry on any business which this corporation is authorized to carry on, or any business or transaction capable of being conducted so as, directly or indirectly, to benefit this corporation.

E.

To guarantee, to acquire by purchase, subscription, or otherwise, hold for investment, or otherwise, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the state of Florida, or any other state or government, domestic or foreign; and while the owner of any such stocks, bonds, securities and evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; to aid by loan, subsidy, guaranty or in any other manner whatsoever so far as the same may be permitted in the case of corporations organized under the General Corporation Laws of the State of Florida, any corporation whose stocks, bonds, securities or other obligations are or may be in any manner and at any time owned, held or guaranteed, and to do any and all other acts or things for the preservation, protection, improvement or enhancement in value of any such stocks, bonds, securities or other obligations; and to do all and any such act or things designed to accomplish any such purpose.

F.

To acquire in any manner, enjoy, utilize, hold, sell, assign, lease, mortgage or otherwise dispose of, letters patent of the United States or of any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names or pending applications therefor, relating to or useful in connection with any business of the corporation or any other corporation in which the corporation has or may have an interest as a stockholder or otherwise.

G.

To borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times, or payable upon the happening of a specified event or events, secured or unsecured, from time to time, for moneys borrowed, or in payment for property acquired, or for any of the other objects or purposes of the corporation or for any of the objects of its business; to secure the same by mortgage or mortgages, or deed or deeds of trust, or pledge or other lien upon any or all of the property, rights, privileges or franchises of the corporation, wheresoever situated, acquired or to be acquired; and to confer upon the holders of any debentures, bonds or other evidences of indebtedness of the corporation, secured or unsecured, the right to convert the principal thereof into any preferred or common stock of the corporation now or hereafter authorized, upon such terms and conditions as shall be fixed by the Board of Directors; to sell, pledge or otherwise dispose of any or all debentures or other bonds, notes and other obligations in such manner and upon such terms as the Board of Directors may deem judicious, subject, however, to the provisions of the By Laws of the corporation."

RESOLVED: That Article III of the Certificate of Incorporation of the Corporation be deleted in its entirety and the following be substituted therefor:

ARTICLE III

"The corporation is authorized to issue two million (2,000,000) shares of common voting stock of the par value of one cent ($.01) per share. The corporation is prohibited from the issuance of any nonvoting stock.

"The corporation shall have the full power and lawful authority to accept property, real, personal and mixed, labor and services, in payment of shares of its capital stock, in lieu of cash, at a just valuation, to be fixed by its Board of Directors.

"The shares of the capital stock of the corporation, when certificates thereof shall be issued, shall be fully paid and non-assessable.

"Shares of the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person, or by his attorney, upon the surrender and cancellation of a certificate or certificates for like number of shares."

RESOLVED: That Article VII of the Certificate of Incorporation be deleted in its entirety and the following substituted therefor:

ARTICLE VII

"That the business of the corporation shall be conducted by a Board of Directors which shall consist of not less than three (3) nor more than nine (9) members, as the same may be provided by the By Laws of the corporation."

               IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary, this 13th day of January, 1969.

ALSON MFG. CO.

(CORPORATE SEAL)	BY: /s/ Lawrence Garbett
Lawrence Garbett, President

ATTEST: /s/ Donald Garbett
Donald Garbett, Secretary

STATE OF FLORIDA )
: SS
COUNTY OF DADE )

               On this day personally appeared before me, the undersigned officer, duly authorized by the laws of the State of Florida to take acknowledgments of deeds, LAWRENCE GARBETT and DONALD GARBETT, President and Secretary, respectively, of ALSON MFG. CO., a Florida corporation, and acknowledged that they executed the above and foregoing Certificate of Amendment of the Certificate of Incorporation of ALSON MFG. CO., as such officers, for and on behalf of said corporation, after having been duly authorized to do so.

WITNESS my hand and official seal at Miami, Dade County, Florida, this 13th day of January, 1969.

/s/
NOTARY PUBLIC State of Florida at Large
My commission expires: Sept. 4, 1969

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
ALSON MFG. CO. inc.

ALSON MFG. CO. , INC., a Florida corporation, under its corporate seal and the hands of its President, Lawrence Garbett, and its Secretary, Donald Garbett hereby certifies that:

1. The Board of Directors of said corporation, at a Special Meeting duly called in Miami, Florida, on May 15, 1970, unanimously adopted the following resolution:

RESOLVED: That Article I of the Certificate of Incorporation of Alson Mfg. Co., Inc. be deleted in its entirety and the following be substituted therefore:

ARTICLE I

"That the name of this corporation is: ALSON INDUSTRIES, INC."

               2.        The Annual Meeting of Stockholders of the corporation was called and held on July 24, 1970, to consider the resolution hereinabove set forth and at said Annual Meeting of Stockholders the said amendment to the Certificate of Incorporation was adopted by the unanimous vote of all stockholders present in person and by proxy, who represented a majority of the issued and outstanding common stock of said corporation.

               IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 24th day of July, 1970.

ALSON MFG. CO.

By /s/ Lawrence Garbett
Lawrence Garbett President
[CORPORATE SEAL]

Attest: /s/ Donald Garbett
Donald Garbett Secretary

STATE OF FLORIDA )
: SS
COUNTY OF DADE )

               BEFORE ME, the undersigned authority, on this 24th day of July, 1970, personally appeared LAWRENCE GARBETT and DONALD GARBETT, President and Secretary, respectively, of ALSON MFG. CO., INC., who, being first duly sworn, acknowledged that they executed the foregoing Certificate of Amendment to Certificate of Incorporation of Alson Mfg. Co., Inc. , as such officers, for and on behalf of said corporation, after having been duly authorized to do so.

WITNESS my hand and seal at Miami, Dade County, Florida, this 24th day of July, 1970.

/s/
NOTARY PUBLIC State of Florida at Large
My commission expires: Sept. 4, 197__

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ALSON INDUSTRIES, INC.

               Pursuant to the provisions of Sections 607.177, 607.181, and 607.187 of the Florida General Corporation Act (Chapter 607 of the Florida Statutes), the Articles of Amendment to the Articles of Incorporation of Alson Industries, Inc. ("Corporation") are hereby adopted:

1)	The name of the Corporation is Alson Industries, Inc.

2)	The Amendments to the Articles of Incorporation adopted are as follows:

ARTICLE I

Article I of the Articles of Incorporation is amended so that the name of the Corporation is now and hereafter Industrial Services of America, Inc.

ARTICLE II

Article II of the Articles of Incorporation of the Corporation are amended to include the additional business purposes of the Corporation as follows:

To engage in the business of consulting with large corporation for their waste management problems; to manufacture, purchase, and resell various types of waste management equipment; the leasing, servicing, manufacturing, and purchase and reselling of parts for said equipment; to buy and sell land and buildings; to erect buildings thereon, to acquire leases, and otherwise acquire, own, use and dispose of property of all kinds, real, personal, or mixed; to borrow money and give security for same, to give mortgages upon the assets of this Corporation when deemed by the Board of Directors expedient so to do for the performance of such other things as the Board of Directors may deem necessary or proper for the furtherance of the interests of this Corporation in the exercise of the powers enumerated; and to engage in any and all other business activities authorized by law.

ARTICLE III

Article III of the Articles of Incorporation of the Corporation is amended as follows:

The maximum number of shares of Common Voting Stock that this Corporation is authorized to have outstanding at any one time is twenty million (20,000,000) shares of the par value of the one center ($.01) per share.

The Corporation is also authorized to issue two hundred thousand (200,000) shares of Non-Voting Preferred Stock having a par value of Ten Dollars ($10.00) per share.

The Preferred shares may be issued from time to time in one or more series.

The Board of Directors is hereby authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of such preferred shares, including, without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

In all other particulars, the Articles of Incorporation of the Corporation, as previously amended, remain unaltered.

               Harry Kletter and Roberta Kletter do hereby certify that they are the President and Assistant Secretary, respectively, of Alson Industries, Inc., a Florida corporation; that at a duly called special meeting of the shareholders of the Corporation held on July 10, 1984, pursuant to notice duty sent to all shareholders entitled to vote at that meeting, and with a quorum present, the said shareholders, by at least a majority of the number of shares entitled to vote, adopted the foregoing Articles of Amendment to the Articles of Incorporation of Alson Industries, Inc.

               IN TESTIMONY WHEREOF, Harry Kletter and Roberta Kletter, President and Assistant Secretary, respectively, of the Corporation, have executed these Articles of Amendment on behalf of the Corporation and Harry Kletter, the President of the Corporation, has acknowledged these Articles of Amendment this 17th day of July, 1984.

ALSON INDUSTRIES, INC.

By: /s/ Harry Kletter
Harry Kletter, President

By: /s/ Roberta Kletter
Roberta Kletter, Assistant Secretary

STATE OF KENTUCKY
COUNTY OF JEFFERSON

               The undersigned, a Notary Public in and for the State and County aforesaid, does hereby certify that on this date, Harry Kletter signed the foregoing Articles of Amendment to the Articles of Incorporation of Alson Industries, Inc., before me and acknowledged the same as his true act and deed on behalf of the Corporation and swore the same to be true.

My commission expires: Jan 26, 1987

IN TESTIMONY WHEREOF, witness my signature this 17th day of July, 1984.

(SEAL) /s/ Roberta Kletter
Notary Public, Jefferson County Kentucky

ARTICLES OF MERGER

               Pursuant to the provisions of Section 607.224 of the Florida General Corporation Act the undersigned domestic and foreign corporations have adopted the following Articles or Merger for the purpose of merging Computerized Waste, Inc. into Industrial Services of America, Inc:

1) The names of the constituent corporations and the states under the laws of which each is organized are:

NAME OF CORPORATION	STATE

Industrial Services of America, Inc.	Florida

Computerized Waste, Inc.	Massachusetts

2) The laws under which such foreign corporation is organized permit such merger pursuant to the Annotated Laws of Massachusetts, Chapter 156B, Sections 78 and 79.

3) The name of the surviving Corporation is Industrial Services of America, Inc. and it is to be governed by the laws of the State of Florida.

4)        Each outstanding share of Computerized Waste, Inc. Common Voting Stock, no par value per share shall be exchanged for one thousand (1000) shares of` Industrial Services of America, Inc. Common Voting Stock, having a par value of one cent ($.01) per share.

5)        The plan of merger was adopted by the shareholders of Industrial Services of America, Inc. on December 19, 1984, in the manner prescribed for in Section 607.221 of the Florida General Corporation Act and was adopted by the shareholders of Computerized Waste, Inc. on December 31, 1984 in the manner prescribed by the laws of the Massachusetts, the state under which it was organized.

6) No changes have been made in the Articles of Incorporation of Industrial Services of America, Inc., the surviving corporation, as a result of this merger.

7) The effective date of the merger is January 1, 1985.

Dated December 31, 1984.
Industrial Services of America, Inc.

/s/ Harry Kletter
By: Harry Kletter, President

/s/ Roberta Kletter
By: Roberta Kletter, Secretary

Computerized Waste, Inc.

/s/ Harry Kletter
By: Harry Kletter, President

/s/ Joseph D. Freedman
By: Joseph D. Freedman, Secretary

STATE OF KENTUCKY )
)
COUNTY OF JEFFERSON )

               The foregoing instrument was acknowledged before me this 31st day of December, 1984, by Harry Kletter, President and Roberta Kletter, Secretary on behalf of Industrial Services of America, Inc., and by Harry Kletter, President of Computerized Waste, Inc. on behalf of said corporation.

/s/ Roberta Kletter
Notary Public
(SEAL)
My Commission Expires: 1-26-87